Exhibit (h)(6) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS AGREEMENT dated as of March 1, 2011 is made, severally and not jointly (except that the parties agree that the calculation required by Section XIII hereunder shall be joint and not several) by each of the investment companies listed on Exhibit A hereto (each, a “Trust”) and State Street Bank and Trust Company (“State Street”).

WHEREAS, each Trust is registered as a management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) with authorized and issued shares of capital stock or beneficial interest (the “Shares”);

WHEREAS, certain Trusts subject to this Agreement are “series companies” as defined in Rule 18f-2(a) under the 1940 Act and, as used in this Agreement, the term “Portfolio” refers to either (i) an individual portfolio of such a series company or (ii) an investment company that is not organized as a series company, and the term “Portfolios” refers to all such portfolios and investment companies, collectively;

WHEREAS, Shares of each Portfolio may be subdivided into “classes” as provided in Rule 18f-3 under the 1940 Act;

WHEREAS, the Trust desires to retain State Street as financial administrator (the “Financial Administrator”) to furnish certain financial administrative services on behalf of the Portfolios;

WHEREAS, the Trust desires to retain State Street as accounting agent (the “Accounting Agent”) to perform certain accounting and recordkeeping services on behalf of the Portfolios; and

WHEREAS, State Street is willing to perform such services on the terms provided herein.

NOW, THEREFORE, the parties agree as follows:

I.	APPOINTMENT

A. Of State Street as the Financial Administrator

The Trust hereby appoints State Street to act as Financial Administrator with respect to the Trust for purposes of providing certain financial administrative services for the period and on the terms set forth in this Agreement. State Street accepts such appointment and agrees to render the financial administrative services stated herein.

The Trust will initially consist of the Portfolios identified on Exhibit A hereto. In the event that the Trust establishes one or more additional Portfolios with respect to which it wishes to retain the Financial Administrator to act as financial administrator hereunder, the Trust shall notify the Financial Administrator in writing (including by facsimile or electronic mail communication). Upon such notification, such Portfolio shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable by the Trust and its Portfolios) may be modified with respect to each additional Portfolio in writing by the Trust and the Financial Administrator at the time of the addition of the Portfolio.

B. Of State Street as the Accounting Agent

The Trust hereby appoints State Street to act as Accounting Agent with respect to the Portfolios for purposes of providing certain accounting and recordkeeping services for the period and on the terms set forth in this Agreement. State Street accepts such appointment and agrees to render the accounting and recordkeeping services stated herein.

The Trust will initially consist of the Portfolios identified on Exhibit A. In the event that the Trust establishes one or more additional Portfolios with respect to which it wishes to retain the Accounting Agent to act as accounting agent hereunder, the Trust shall notify the Accounting Agent in writing (including by facsimile or electronic mail communication). Upon such notification, such Portfolio shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable by the Trust and its Portfolios) may be modified with respect to each additional Portfolio in writing by the Trust and the Accounting Agent at the time of the addition of the Portfolio.

II. REPRESENTATIONS and WARRANTIES

A. By State Street. State Street represents and warrants that:

1.	It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

2.	It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

3.	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

4.	No legal or administrative proceedings have been instituted or threatened which would impair State Street’s ability to perform its duties and obligations under this Agreement;

5.	Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of State Street or any law or regulation applicable to it; and

6.	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

B. By the Trust. The Trust represents and warrants that:

1.	It is duly organized, existing and in good standing under the laws of the jurisdiction in which it was formed;

2.	It has the power and authority under applicable laws and by its organizational documents to enter into and perform this Agreement;

3.	All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

4.	With respect to each Portfolio, it is an investment company properly registered under the 1940 Act;

5.	A registration statement under the 1940 Act (and if Shares of the Portfolio are offered publicly, under the Securities Act of 1933, as amended (the “1933 Act”)) has been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its Shares have been made;

6.	No legal or administrative proceedings have been instituted or threatened which would impair the Trust’s ability to perform its duties and obligations under this Agreement;

7.	Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

8.	As of the close of business on the date of this Agreement, the Trust is authorized to issue its Shares.

III.	DUTIES of STATE STREET

A. As the Financial Administrator. The Financial Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the respective Trust and its Board of Trustees/Directors (the “Board”) and in accordance with procedures which may be established from time to time between the Trust and the Financial Administrator (including the procedures established in the “Service Level Agreement” as defined in Section V of this Agreement):

1.	Compile, review and deliver to the Trust, fund performance statistics including Securities and Exchange Commission (the “SEC”) yields, distribution yields and total returns;

2.	Prepare and submit for approval by officers of the Trust a fund expense budget, review expense calculations and arrange for payment of the Trust’s expenses;

3.	Prepare for review and approval by officers of the Trust financial information required for the Trust’s annual and semi-annual reports, proxy statements and other communications required or otherwise to be sent to shareholders; review text of “President’s Letter to Shareholders” and “Management’s Discussion of Financial Performance” as included in shareholder reports (which shall also be subject to review by the Trust’s legal counsel);

4.	Prepare for review by an officer of and legal counsel for the Trust the Trust’s periodic financial reports required to be filed with the SEC on Form N-SAR and financial information required by Form N-1A, Form N-2, Form N-14, Form N-Q and Form 24F-2 and such other reports, forms or filings as may be mutually agreed upon;

5.	Prepare reports, including media questionnaires and mutual fund publication surveys, relating to the business and affairs of the Trust as may be mutually agreed upon and not otherwise prepared by the Trust’s investment adviser, custodian, legal counsel or independent accountants;

6.	Oversee and review calculations of fees paid to State Street and to the Trust’s investment adviser, shareholder servicing agent, distributor, custodian, fund administrator, fund accountant and transfer and dividend disbursing agent (“Transfer Agent”), in addition to the oversight and review of all asset based fee calculations;

7.	Prepare fund income forecasts and submit for approval by officers of the Trust, recommendations for fund income dividend distributions;

8.	Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Trust, and provide related planning assistance where requested or appropriate;

~~9.~~	~~Complete monthly preferred shares “asset coverage” test (as that term is defined in Section 18(h) of the 1940 Act) (the “1940 Act Test”) following the compliance procedures contained in Exhibit D attached hereto, as such Exhibit may be amended from time to time by mutual agreement of the parties (the “Compliance Procedures”);~~

~~10.~~	~~Complete monthly preferred shares basic maintenance amount test for Fitch Ratings, Ltd. (“Fitch”) (the “Fitch Preferred Shares Basic Maintenance Test”) following the Compliance Procedures; and~~

~~11.~~	~~Complete monthly preferred shares basic maintenance amount test for Moody’s Investors Service, Inc. (“Moody’s”) (the “Moody’s Preferred Shares Basic Maintenance Test”) following the Compliance Procedures.~~ See First Amendment, dated 3/1/11, effective 3/25/11

The Financial Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

B.	As the Accounting Agent. The Accounting Agent shall provide the following services, in each case, subject to the control, supervision and direction of the respective Trust and its Board and in accordance with procedures which may be established from time to time between the Trust and the Accounting Agent (including the procedures established in the “Service Level Agreement” as defined in Section V of this Agreement):

1.	Books of Account. The Accounting Agent shall maintain the books of account of the Trust and shall perform the following duties in the manner prescribed by the respective Trust’s currently effective prospectus, statement of additional information or other governing document, copies of which have been certified by the Secretary of the Funds and supplied to the Accounting Agent (a “Governing Document”) (including the procedures established in the Service Level Agreement):

a. Value the assets of each Portfolio using: primarily, market quotations (including the use of matrix pricing) supplied by the independent pricing services selected by the Accounting Agent in consultation with the Trust’s investment adviser (the “Adviser”) and approved by the Board; secondarily, if a designated pricing service does not provide a price for a security that the Accounting Agent believes should be available by market quotation, the Accounting Agent may obtain a price by calling brokers designated by the Adviser, or if the Adviser does not supply the names of such brokers, the Accounting Agent will attempt on its own to find brokers to price the security, subject to approval by the Adviser; thirdly, for securities for which no market price is available, the Valuation Committee overseen by the Board (the “Committee”) will determine a fair value in good faith; or fourthly, such other procedures as may be adopted by the Board. Consistent with Rule 2a-4 under the 1940 Act, estimates may be used where necessary or appropriate. The Accounting Agent is not the guarantor of the accuracy of the securities prices received from such pricing agents and the Accounting Agent is not liable to the Trust for errors in valuing a Portfolio’s assets or calculating the net asset value (the “NAV”) per share of such Portfolio or class when the calculations are based upon inaccurate prices provided by pricing agents. The Accounting Agent will provide daily to the Adviser the security prices used in calculating the NAV of each Portfolio, for its use in preparing exception reports for those prices on which the Adviser has a comment. Further, upon receipt of the exception reports generated by the Adviser, the Accounting Agent will diligently pursue communication regarding exception reports with the designated pricing agents;

b.	Determine the NAV per share of each Portfolio and/or class, at the time and in the manner from time to time determined by the Board and as set forth in the Prospectus of such Portfolio;

c.	Prepare the weekly or bi-weekly mark-to-market reports and analysis in compliance with Rule 2a-7 for each of the money market portfolios.

d.	~~Monitor the triggers used to determine when the ITG fair value pricing procedures may be invoked, as further detailed on attached Exhibit C (the Fair Value Pricing Authorization), and inform the appropriate Federated personnel that triggers had been met~~. See First Amendment, dated 3/1/11, effective 3/25/11

e.	Calculate the net income of each of the Portfolios, if any;

f.	Calculate realized capital gains or losses of each of the Portfolios resulting from sale or disposition of assets, if any;

g.	Calculate the expense accruals for each fund/class of shares;

h.	Determine the dividend factor for all daily dividend funds;

i.	Maintain the general ledger and other accounts, books and financial records of the Trust, including for each Portfolio, as required under Section 31(a) of the 1940 Act and the rules thereunder in connection with the services provided by State Street

j.	At the request of the Trust, prepare various reports or other financial documents in accordance with generally accepted accounting principles as required by federal, state and other applicable laws and regulations; and

k.	Such other similar services as may be reasonably requested by the Trust.

The Trust shall provide timely prior notice to the Accounting Agent of any modification in the manner in which such calculations are to be performed as prescribed in any revision to the Trust’s Governing Document. The Accounting Agent shall not be responsible for any revisions to the manner in which such calculations are to be performed unless such revisions are communicated in writing to the Accounting Agent.

2.	Records. The Accounting Agent shall create and maintain all records relating to its activities and obligations under this Agreement in such a manner as will meet the obligations of the Trust under the 1940 Act, specifically Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Accounting Agent be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. Subject to Section XVII.B below, the Accounting Agent shall preserve for the period required by law the records required to be maintained thereunder.

IV. DUTIES of the TRUST

A. Delivery of Documents. The Trust will promptly deliver, upon request, to the Financial Administrator copies of each of the following documents and all future amendments and supplements, if any:

1.	The Trust’s organizational documents;

2.	The Trust’s currently effective registration statements under the 1933 Act (if applicable) and the 1940 Act and the Trust’s Prospectus(es) and Statement(s) of Additional Information (collectively, the “Prospectus”) relating to all Portfolios and all amendments and supplements thereto as in effect from time to time;

3.	Certified copies of resolutions of the Board authorizing (a) the Trust to enter into this Agreement and (b) certain individuals on behalf of the Trust and its third-party agents to (i) give instructions to the Financial Administrator pursuant to this Agreement and (ii) authorize the payment of expenses;

4.	The investment advisory agreements between the Trust and the Advisers; and

5.	Such other certificates, documents or opinions which the Financial Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

The Trust shall provide, or shall cause its third-party agent to provide, timely notice to the Accounting Agent of all data reasonably required by the Accounting Agent for performance of its duties described in Section III.B hereunder. The Trust’s failure to provide such timely notice shall excuse the Accounting Agent from the performance of such duties, but only to the extent the Accounting Agent’s performance is prejudiced by the Trust’s failure.

State Street is authorized and instructed to rely upon any and all information it receives from the Trust or its third-party agent that it reasonably believes to be genuine. State Street shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any data supplied to it by or on behalf of the Trust.

State Street shall value the Trust’s securities and other assets utilizing prices obtained from sources designated by the Trust, or the Trust’s duly-authorized agent, on a Price Source Authorization substantially in the form attached hereto as Exhibit B or otherwise designated by means of Proper Instructions (as such term is defined herein) (collectively, the “Authorized Price Sources”). State Street shall not be responsible for any revisions to the methods of calculation adopted by the Trust unless and until such revisions are communicated in writing to State Street.

B. Proper Instructions. The Trust and its third-party agents shall communicate to State Street by means of Proper Instructions. Proper Instructions shall mean (i) a writing signed or initialed by one or more persons as the Board shall have from time to time authorized or (ii) a communication effected directly between the Trust or its third-party agent and State Street by electro-mechanical or electronic devices, provided that the Trust and State Street have approved such procedures. State Street may rely upon any Proper Instruction believed by it to be genuine and to have been properly issued by or on behalf of the Trust. Oral instructions shall be considered Proper Instructions if State Street reasonably believes them to have been given by a person authorized to give such instructions. The Trust and its third-party agents shall cause all oral instructions to be confirmed in accordance with clauses (i) or (ii) above, as appropriate. The Trust and its third-party agents shall give timely Proper Instructions to State Street in regard to matters affecting accounting practices and State Street’s performance pursuant to this Agreement.

V. PERFORMANCE GOALS:

A. The Trust and State Street have developed mutually acceptable performance goals dated March 1, 2011 , and as may be amended from time to time, regarding the manner in which they expect to deliver and receive the services under this Agreement (hereinafter referred to as “Service Level Agreement”). The parties agree that such Service Level Agreement reflects performance goals and any failure to perform in accordance with the provisions thereof shall not be considered a breach of contract that gives rise to contractual or other remedies. It is the intention of the parties that the sole remedy for failure to perform in accordance with the provisions of the Service Level Agreement, or any dispute relating to performance goals set forth in the Service Level Agreement, will be a meeting of the parties to resolve the failure pursuant to the consultation procedure described in Sections V. B. and V.C. below. Notwithstanding the foregoing, the parties hereby acknowledge that any party’s failure (or lack thereof) to meet the provisions of the Service Level Agreement, while not in and of itself a breach of contract giving rise to contractual or other remedies, may factor into the Trust’s reasonably determined belief regarding the standard of care exercised by State Street hereunder.

B. Consultation Procedure. If a party hereto is unable to meet the provisions of the Service Level Agreement, or in the event that a dispute arises relating to performance goals set forth in the Service Level Agreement, either party to this Agreement shall address any concerns it may have by requiring a consultation with the other party.

C. Purpose of Consultation Procedure. The purpose of the consultation procedure is to endeavor to resolve any failure to meet the provisions of the Service Level Agreement. If a consultation occurs under this Section V, all parties must negotiate in good faith to endeavor to:

1.	implement changes which will enable the Service Level Agreement provisions to be met – such changes may include, but are not limited to, modification of either or both parties’ respective operational resources;

2.	agree to alternative Service Level Agreement provisions which meet the parties’ respective business requirements; or

3.	otherwise find a solution such that within a reasonable time after the consultation, the inability to meet the Service Level Agreement provision(s) is reasonably expected to be less likely to occur in the future.

VI. COMPLIANCE WITH GOVERNMENTAL RULES and REGULATIONS; RECORDS

The Trust assumes full responsibility for its compliance with all securities, tax, commodities and other laws, rules and regulations applicable to it.

VII. WARRANTIES

If, prior to the Accounting Agent’s calculation of the current NAV, the Trust or its third-party agent notifies the Accounting Agent that any of its accounting services are erroneous in any material respect, the Accounting Agent shall endeavor in a timely manner to correct such failure. Third-parties that are selected by and approved by the Trust and from which the Accounting Agent may obtain certain data included in the accounting services are solely responsible for the contents of such data and the Trust agrees to make no claim against the Accounting Agent arising out of the contents of such third-party data including, but not limited to, the accuracy thereof.

VIII. FORCE MAJEURE

The parties will maintain throughout the term of this Agreement, such contingency plans as are reasonably believed to be necessary and appropriate to recover the parties’ operations from the occurrence of a disaster and which are consistent with any statute or regulation to which the parties are subject that imposes business resumption and contingency planning standards. The parties agree to provide to one another a summary of their respective contingency plans as they relate to the systems used to provide the services hereunder and to provide periodic updates of such summary upon a party’s reasonable request. If any party is unable to carry out any of its obligations under this Agreement because of conditions beyond its reasonable control, including, but not limited to, acts of war or terrorism, work stoppages, fire, civil disobedience, riots, rebellions, storms, electrical failures, acts of God, and similar occurrences (“Force Majeure”), this Agreement will remain in effect and the non-performing party’s obligations shall be suspended without liability for a period equal to the period of the continuing Force Majeure (which such period shall not exceed fifteen (15) business days), provided that:

(1)	where reasonably practicable, the non-performing party gives the other party prompt notice describing the Force Majeure, including the nature of the occurrence and its expected duration and, where reasonably practicable, continues to furnish regular reports with respect thereto during the period of Force Majeure;

(2)	the suspension of obligations is of no greater scope and of no longer duration than is required by the Force Majeure;

(3)	no obligations of any party that accrued before the Force Majeure are excused as a result of the Force Majeure; and

(4)	the non-performing Party uses reasonable efforts to remedy its inability to perform as quickly as possible.

IX. INSTRUCTIONS and ADVICE

At any time, State Street may apply to any officer of the Trust for instructions and may consult with its own legal counsel with respect to any matter arising in connection with the services to be performed by State Street under the terms of this Agreement. At any time, State Street may consult with outside counsel for the Trust or the independent accountants for the Trust (“Trust Advisers”) at the expense of the Trust, provided that State Street first obtains consent of the Trust which shall not be unreasonably withheld, with respect to any matter arising in connection with the services to be performed by State Street under the terms of this Agreement. In its capacity as the Financial Administrator or as the Accounting Agent under the terms of this Agreement, State Street shall not be liable, and shall be indemnified by the Trust or appropriate Portfolio for any action taken or omitted by it in good faith reliance upon any instructions or advice provided to State Street by a Trust Adviser or upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons. State Street shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this paragraph shall be construed as imposing upon State Street any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

X. NOTICES

All notices shall be in writing and deemed given when delivered in person, by facsimile, by overnight delivery through a commercial courier service, or by registered or certified mail, return receipt requested. Notices shall be addressed to each party at its address set forth below, or such other address as the recipient may have specified by earlier notice to the sender:

If to State Street: LaFayette Corporate Center

2 Avenue de LaFayette, 4 South

Boston, MA 02111

ATTN: Michael E. Hagerty

Telephone: (617) 662-3630

Facsimile: (617) 662-3690

With a copy to: State Street Bank and Trust Company

2 Avenue de LaFayette, 2nd Floor

P.O. Box 5049

Boston, MA 02206-5049

ATTN: Mary Moran Zeven, Esq.

Telephone: (617) 662-1783

Facsimile: (617) 662-3805

If to the Trust: 4000 Ericsson Drive

Warrendale, PA 15086-7561

ATTN: Richard A. Novak, Treasurer

Telephone: (412) 288-7045

Facsimile: (412) 288-6788

XI. CONFIDENTIALITY

The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations (“Confidential Information”). All Confidential Information provided by a party hereto shall be used by the other party hereto solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party. Neither party will use or disclose Confidential Information for purposes other than the activities contemplated by this Agreement or except as required by law, court process or pursuant to the lawful requirement of a governmental agency, or if the party is advised by counsel that it may incur liability for failure to make a disclosure, or except at the request or with the written consent of the other party. Notwithstanding the foregoing, each party acknowledges that the other party may provide access to and use of Confidential Information relating to the other party to the disclosing party’s employees, contractors, agents, professional advisors, auditors or persons performing similar functions.

The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (ii) that is independently derived by a party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (iii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iv) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. Furthermore, and notwithstanding anything in this Section XI to the contrary, the Accounting Agent may aggregate Portfolio data with similar data of other customers of the Accounting Agent (“Aggregated Data”) and may use Aggregated Data for purposes of constructing statistical models so long as such Aggregated Data represents a sufficiently large sample that no Portfolio data can be identified either directly or by inference or implication.

If either party is required to disclose Confidential Information as a result of a court order, subpoena or similar legal duress, then that party may disclose such Confidential Information, provided that the disclosing party, if not prohibited from doing so, shall undertake reasonable efforts to give the other party prompt prior written notice upon its receipt of any such order or subpoena and provided further that failure to provide such notice shall not give rise to any liability.

The undertakings and obligations contained in this Section XI shall survive the termination or expiration of this Agreement for a period of three (3) years.

XII. LIMITATION of LIABILITY and INDEMNIFICATION

State Street shall be held to a standard of reasonable care in carrying out its duties under this Agreement. State Street shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section XVI, shall have no responsibility for the actions or activities of any other party, including other service providers. State Street shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless caused by or resulting from the negligence, reckless misconduct, willful malfeasance or lack of good faith of State Street, its officers or employees and, in such event, such liability will be subject to the limitations set forth in Section XIII herein. State Street shall not be liable for any special, INdirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys’ fees) in any way due to the Trust’s use of the services described herein or the performance of or failure to perform State Street’s obligations under this Agreement. This disclaimer applies without limitation to claims regardless of the form of action, whether in contract (including negligence), strict liability, or otherwise and regardless of whether such damages are foreseeable.

The Trust, or, if applicable, the relevant Portfolio, will indemnify and hold harmless State Street and its stockholders, directors, officers, employees, agents, and representatives (collectively, the “Trust Indemnified Persons”) for, and will pay to the Trust Indemnified Persons the amount of, any actual and direct damages, whether or not involving a third-party claim (collectively, the “Damages”), arising from or in connection with (i) any act or omission by State Street (or any of its affiliates) pursuant to this Agreement which does not constitute negligence, reckless misconduct, willful malfeasance or lack of good faith in fulfilling the terms and obligations of this Agreement, (ii) any act or omission by the Trust (or any of its affiliates) which constitutes a breach of any representation, warranty, term, or obligation contained in this Agreement, or (iii) any act or omission by the Trust (or any of its affiliates) which constitutes negligence, reckless misconduct, willful malfeasance, or lack of good faith in fulfilling the terms and obligations of this Agreement. The remedies provided in this paragraph are not exclusive of or limit any other remedies that may be available to State Street or any other Trust Indemnified Person.

State Street will indemnify and hold harmless the Trust, and its respective shareholders, trustees, directors, officers, agents, and representatives (collectively, the “State Street Indemnified Persons”) for, and will pay to the State Street Indemnified Persons the amount of, any Damages, arising from or in connection with (i) any act or omission by State Street (or any of its affiliates) which constitutes a breach of any representation, warranty, term, or obligation contained in this Agreement or (ii) any act or omission by State Street (or any of its affiliates) which constitutes negligence, reckless misconduct, willful malfeasance, or lack of good faith in fulfilling the terms and obligations of this Agreement; provided, however, that State Street shall not be required to provide indemnification for damages arising from errors caused by inaccurate prices received from independent pricing services and reasonably relied upon by State Street. In the event that State Street is required to provide indemnification under this Section XII, its liability shall be limited as described under Section XIII below. The remedies provided in this paragraph are not exclusive of or limit any other remedies that may be available to the Trust or any other State Street Indemnified Person.

The indemnification and limitation of liability contained herein shall survive the termination of this Agreement.

XIII. EXCLUSIVE REMEDY

State Street’s total cumulative liability under this Agreement for all of the Trusts in the aggregate during any calendar year shall be limited to actual or direct damage up to the aggregate amount of two (2) times the fees earned by State Street under Section XVI hereunder during the calendar year (or annualized period) preceding the event giving rise to liability.

XIV. SERVICES NOT EXCLUSIVE

The services of State Street to the Trust are not to be deemed exclusive and State Street shall be free to render similar services to others. State Street shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

XV. TERM; TERMINATION; AMENDMENT

~~A.~~ Term~~. This Agreement shall become effective on the date first written above and shall remain in full force and effect for a period of four (4) years from the effective date (the “Initial Term”) and shall automatically continue in full force and effect after such Initial Term unless either party terminates this Agreement by written notice to the other party at least six (6) months prior to the expiration of the Initial Term. Additionally, if State Street (or any of its affiliates) engages in (i) any act or omission which constitutes a breach of any representation, warranty, term, or obligation contained in this Agreement or (ii) any act or omission which constitutes negligence, reckless misconduct, willful malfeasance, or lack of good faith in fulfilling the terms and obligations of this Agreement, then each Trust or series thereof, shall have the right to immediately terminate this Agreement~~. See Amendment dated 3/1/15

B. Termination. Either party may terminate this Agreement at any time after the Initial Term upon at least six (6) months’ prior written notice to the other party. Termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement with respect to any other Portfolio. Upon termination of this Agreement, the Trust shall pay to State Street such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

C. Amendment. This Agreement may be modified or amended from time to time by the mutual agreement of the parties hereto. No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party. The term “Agreement”, as used herein, includes all schedules and attachments hereto and any future written amendments, modifications, or supplements made in accordance herewith.

XVI. FEES, EXPENSES and EXPENSE REIMBURSEMENT

~~State Street shall receive from the Trust such compensation for its services provided pursuant to this Agreement as may be agreed to from time to time as set forth in the fee schedule between, and agreed upon by, the parties (the “Fee Schedule”). The parties shall review the existing Fee Schedule and an appropriate adjustment to the fee, if any, shall be negotiated by the parties within ninety (90) days in the event that (i) there is a substantial change in the number or mix of types of funds; (ii) new types of funds are offered; or (iii) there are material modifications or changes to the service delivery requirements~~. See Amendment dated 3/1/15

The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Trust shall reimburse State Street for its out-of-pocket costs and expenses incurred in connection with this Agreement with respect to reasonable attorney’s fees incurred by State Street to collect any charges due under this Agreement.

The Trust agrees to promptly reimburse State Street for any equipment and supplies specially ordered by or for the Trust (with the Trust’s consent) through State Street and for any other expenses not contemplated by this Agreement that State Street may incur on the Trust’s behalf at the Trust’s request and with the Trust’s consent.

Each party will bear all expenses that are incurred in its operation and not specifically assumed by the other party. Expenses to be borne by the Trust include, but are not limited to: Organization expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel’s review of the Trust’s registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by State Street under this Agreement); cost of any services contracted for by the Trust directly from parties other than State Street; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director/trustee or employee of the Trust; costs incidental to the preparation, printing and distribution of the Trust’s registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Trust’s tax returns, Form N-1A or N-2, Form N-14, Form N-Q and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; fidelity bond and directors’ and officers’ liability insurance; and cost of independent pricing services used in computing the Trust’s NAV.

State Street is authorized to and may employ or associate with such person or persons as it may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by State Street and State Street shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.

XVII. ASSIGNMENT; SUCCESSOR AGENT

A. Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, except that either party may assign to a successor all of or a substantial portion of its business, or to a party controlling, controlled by, or under common control with such party.

B. Successor Agent. This Agreement shall be binding on and shall inure to the benefit of each party and to their successors and permitted assigns. If a successor agent for the Trust shall be appointed by the Trust, State Street shall upon termination deliver to such successor agent all properties of the Trust held by it hereunder.

In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to State Street on or before the date when such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $100,000,000, all properties held by State Street under this Agreement. Thereafter, such bank or trust company shall be the successor of State Street under this Agreement.

XVIII. ENTIRE AGREEMENT

This Agreement (including all schedules and attachments hereto) constitutes the entire Agreement between the parties with respect to the subject matter hereof and terminates and supersedes all prior agreements, representations, warranties, commitments, statements, negotiations and undertakings with respect to such services to be performed hereunder whether oral or in writing.

XIX. WAIVER

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

XX. HEADINGS NOT CONTROLLING

Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

XXI. SURVIVAL

After expiration or termination of this Agreement, all provisions relating to payment (Section XVI and the Fee Schedule) shall survive until completion of required payments. In addition, all provisions regarding termination (Section XV), indemnification, warranty, liability and limits thereon (Section XII and Section XIII) shall survive, unless and until the expiration of any time period specified elsewhere in this Agreement with respect to the provision in question.

XXII. SEVERABILITY

In the event any provision of this Agreement is held illegal, invalid, void or unenforceable, the balance shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

XXIII. GOVERNING LAW; JURISDICTION

This Agreement shall be deemed to have been made in The Commonwealth of Massachusetts and shall be governed by and construed under and in accordance with the laws of The Commonwealth of Massachusetts without giving effect to its conflict of laws principles and rules. The parties agree that any dispute arising herefrom shall be subject to the exclusive jurisdiction of courts sitting in The Commonwealth of Massachusetts.

XXIV. REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

XXV. Regulation GG

The Trust hereby represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) (“Regulation GG”). In accordance with Regulation GG, the Trust is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with State Street pursuant to this Agreement or otherwise between or among any party hereto.

xxvi. Data Privacy

State Street will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Portfolios’ shareholders, employees, directors and/or officers that State Street receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account.  Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

XXVII. REMOTE ACCESS SERVICES ADDENDUM

State Street and the Trust agree to be bound by the terms of the Remote Access Services Addendum attached hereto as Exhibit E.

XXVIII. MISCELLANEOUS

The execution and delivery of this Agreement have been authorized by the Board of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by the Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any member of the Board or shareholders of the Trust, but bind only the property of the Trust, or Portfolio, as provided in the organizational documents.

Each party agrees to promptly sign all documents and take any additional actions reasonably requested by the other to accomplish the purposes of this Agreement.

[Remainder of Page Intentionally Blank]

Signature Page

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers

Name: Michael F. Rogers

Title: Executive Vice President

INVESTMENT COMPANIES

(Listed on Exhibit A hereto)

By: /s/ Richard A. Novak

Name: Richard A. Novak

Title: Treasurer

3/1/15 – See Amendment for new Exhibit A

EXHIBIT A

TO THE FINANCIAL ADMINISTRATION ACCOUNTING AND

SERVICES AGREEMENT (UPDATED AS OF 12/1/14)

Edward Jones Money Market Fund

Federated Adjustable Rate Securities Fund

Federated Equity Income Fund, Inc.

Federated GNMA Trust

Federated Global Allocation Fund

Federated Government Income Securities, Inc.

Federated High Income Bond Fund, Inc.

Federated High Yield Trust

Federated Government Income Trust (formerly, Federated Income Trust )

Federated Total Return Government Bond Fund

Federated U.S. Government Securities Fund: 1-3 Years

Federated U.S. Government Securities Fund: 2-5 Years

Cash Trust Series, Inc.:

Federated Government Cash Series

Federated Municipal Cash Series

Federated Prime Cash Series

Federated Treasury Cash Series

Federated Core Trust:

Federated Bank Loan Core Fund

Federated Mortgage Core Portfolio

High Yield Bond Portfolio

Federated Core Trust II, L.P.

Emerging Markets Fixed Income Core Fund

Federated Core Trust III:

Federated Project and Trade Finance Core Fund

Federated Equity Funds:

Federated Clover Small Value Fund

Federated Clover Value Fund

Federated Kaufmann Fund

Federated Kaufmann Large Cap Fund

Federated Kaufmann Small Cap Fund

Federated MDT Mid Cap Growth Strategies Fund

Federated Managed Risk Fund

Federated Managed Volatility Fund

Federated Prudent Bear Fund

Federated Strategic Value Dividend Fund

Federated Fixed Income Securities, Inc.:

Federated Strategic Income Fund

Federated Income Securities Trust:

Federated Capital Income Fund

Federated Floating Rate Strategic Income Fund

Federated Fund for U.S. Government Securities

Federated Intermediate Corporate Bond Fund

Federated Real Return Bond Fund

Federated Short-Term Income Fund

Federated Index Trust:

Federated Max-Cap Index Fund

Federated Mid-Cap Index Fund

Federated Institutional Trust:

Federated Government Ultrashort Duration Fund

Federated Institutional High Yield Bond Fund

Federated Short-Intermediate Total Return Bond Fund

Federated Insurance Series:

Federated Fund for U.S. Government Securities II

Federated High Income Bond Fund II

Federated Kaufmann Fund II

Federated Managed Tail Risk Fund II

Federated Managed Volatility Fund II

Federated Prime Money Fund II

Federated Quality Bond Fund II

Federated Investment Series Funds, Inc.:

Federated Bond Fund

Federated Managed Pool Series:

Federated Corporate Bond Strategy Portfolio

Federated High-Yield Strategy Portfolio

Federated Managed Volatility Strategy Portfolio

Federated Mortgage Strategy Portfolio

Federated MDT Series:

Federated MDT All Cap Core Fund

Federated MDT Balanced Fund

Federated MDT Large Cap Growth Fund

Federated MDT Small Cap Growth Fund

Federated MDT Small Cap Core Fund

Federated Total Return Series, Inc.:

Federated Mortgage Fund

Federated Total Return Bond Fund

Federated Ultrashort Bond Fund

Money Market Obligations Trust:

Federated Automated Cash Management Trust

Federated California Municipal Cash Trust

Federated Connecticut Municipal Cash Trust

Federated Florida Municipal Cash Trust

Federated Georgia Municipal Cash Trust

Federated Government Obligations Fund

Federated Liberty U.S. Government Money Market Trust

Federated Massachusetts Municipal Cash Trust

Federated Master Trust

Federated Michigan Municipal Cash Trust

Federated Minnesota Municipal Cash Trust

Federated Money Market Management

Federated Municipal Obligations Fund

Federated New Jersey Municipal Cash Trust

Federated New York Municipal Cash Trust

Federated North Carolina Municipal Cash Trust

Federated Ohio Municipal Cash Trust

Federated Pennsylvania Municipal Cash Trust

Federated Prime Cash Obligations Fund

Federated Prime Obligations Fund

Federated Prime Value Obligations Fund

Federated Tax-Free Obligations Fund

Federated Tax-Free Trust

Federated Treasury Obligations Fund

Federated Trust for U.S. Treasury Obligations

Federated Virginia Municipal Cash Trust

Tax-Free Money Market Fund

EXHIBIT B

PRICE SOURCE AUTHORIZATION

AUTHORIZATION MATRIX to be attached to Price Source Authorization dated ___11/1/2010__

CLIENT: _FEDERATED INVESTORS __ Effective Date: November 1, 2010(supersedes prior Authorization Matrices)

Security Type	Primary Source	Secondary Source	Tertiary Source	Pricing Logic	Pricing Default Logic	Valuation Point
EQUITIES
U.S. Listed Equities (NYSE, AMEX)	Reuters	Interactive Data	Bloomberg	Last	Mean	Market Close
U.S. OTC Equities (NASDAQ)	Reuters	Interactive Data	Bloomberg	NOCP	Mean	Market Close
Foreign Equities	Reuters	Interactive Data	Bloomberg	Last	Mean	Market Close
Listed ADR/GDR’s	Reuters	Interactive Data	Bloomberg	Last	Underlying Local Last - converted to USD X factor	Market Close
FIXED INCOME
Municipal Bonds	Standard & Poor’s	Interactive Data		Bid		Evaluated
Mortgage Backed	PricingDirect	Reuters	Interactive Data	Bid side quote		Evaluated
U.S. Treasuries & Agencies	PricingDirect	Reuters	Interactive Data	Bid side quote		Evaluated
ABS, High Grade Corporate, Convertible bonds, Yankee / Brady bonds	Reuters	Interactive Data		Mean		Evaluated
High Yield Corporate (BBB- or below, includes NA, NR, etc.)	Interactive Data	Reuters		Mean		Evaluated
Eurobonds/Foreign Bonds	Interactive Data	StatPro	Bloomberg	Last	Bid	Evaluated
OTHER ASSETS
Options	Reuters	Bloomberg		Mean	Last	Market Close
Futures	Reuters	Bloomberg				Settlement
Non – Listed ADR/GDR’s	Bloomberg			Underlying Local Last - converted to USD X factor		Market Close
Security Type	Primary Source	Secondary Source	Tertiary Source	Pricing Logic	Pricing Default Logic	Valuation Point
Credit Default SWAPS	PricingDirect			Mid Level Quote		Evaluated
BMA SWAPS	Standard & Poor’s			Mid Level Quote		4:00PM
Loan Credit Default SWAPS	Markit	PricingDirect		Mid Level Quote		4:00PM
Municipal Credit Default SWAPS	Standard & Poor’s			Mid Level Quote		Evaluated
Loan Credit Default Idex SWAPS (LCDX)	Markit	PricingDirect		Mid Level Quote		Evaluated
Mutual Funds	Accounting Agent	Bloomberg		NAV		Market Close
Structured Trade Finance	DebtDomain			Mean of Mean		Evaluated
Bank Loans	Markit	Reuters LPC		Mean of Mean		Evaluated
Gold Bullion	Reuters	Bloomberg		Bid		4:00PM
EXCHANGE RATES
	World Markets	Bloomberg		Snapshot		4:00PM
FORWARD RATES
	World Markets			Mean		4:00PM
Money Market Pricing
	Interactive Data	Reuters	Bloomberg	Bid		Evaluated

* Valuation times as of 4:00 pm Eastern Standard Time unless otherwise noted

Price Source and Methodology Authorization

Instructions: For each security type allowed by the Fund Prospectus, please indicate the primary, secondary and tertiary source to be used in calculating Net

Asset Value for the Funds identified. NOTE: If Investment Manager is a Pricing Source, please specify explicitly.

AUTHORIZED BY: /s/Richard A. Novak ACCEPTED: ___/s/Leo O’Donnell_______

Fund Officer State Street Vice President

Authorization Matrix

Explanation of Fields
Client:	Indicate the name of the Client and the Fund name or if multiple funds, attach a list of fund names
Primary Source:	Indicate the primary source for prices for the security type. If an Investment Manager is a pricing source, please specify explicitly.
Secondary Source:	Indicate the secondary source for prices for the security type. If an Investment Manager is a pricing source, please specify explicitly.
Tertiary Source:	Indicate the tertiary (3rd level) source for prices for the security type. If an Investment Manager is a pricing source, please specify explicitly.
Pricing Logic:	Indicate the price type to be referenced for the security type: Ask, Bid, Close, Evaluated, Last, Official Close etc.- Please note that the closing price reported by an exchange (which may sometimes be referred to by the exchange or one or more pricing agents as the "official close", the "official closing price" or other similar term) will be taken to be the "most recent sale price" for purposes of this section. In these instances, it is believed to be representative of the value at the close of the exchange.
Pricing Default Logic:	Indicate the price type to be referenced for the security type: Ask, Bid, Close, Evaluated, Last, etc. in the instance where the preferred price type is not available.
Valuation Point:	That point in time where the market inputs needed for the applicable valuation process/model are taken from market sources (trading market or counterparty)
Authorized By:	Provide the signature of the person authorizing the completion of the Price Source Authorization
Date:	Indicate the date the Price Source Authorization was completed

Exhibit C deleted – See First Amendment, dated 3/1/11, effective 3/25/11

EXHIBIT C

FAIR VALUE PRICING AUTHORIZATION

FEDERATED INVESTORS, INC. OPERATING PROCEDURES

ITG FAIR VALUE PRICING PROCEDURE

Funds Financial Services - Investment Management

Purpose of this Procedure

The intent of this document is to identify the procedures that should be followed by the Portfolio Accountant (PA), Fund Treasury and Investment Management for ITG Fair Valuations.

Governing Policy

It is the responsibility of State Street Bank (SSB) to liaise with Federated Global Equity as to when to invoke Fair Value.

Background / Overview

On a daily basis, SSB will monitor both Asian & European triggers (the triggers are defined in the procedure steps below). Events that move these triggers 50 basis points or more may require the need to Fair Value the international securities in Federated Funds. On days that either or both triggers are met, it is SSB’s responsibility to notify the Global Equity Traders (GET) so that the GET can determine if Fair Valuing of the International Securities in the Federated Funds is necessary.

In addition, the Valuation Committee approves, on an annual basis, a holiday calendar in which the FVM is to be utilized whether or not the above-mentioned triggers are met.

Procedure Steps

  ITG’s fair value model (FVM) will be used for all international equity securities in Federated Funds.

  The fair value procedure will be implemented when a significant (i.e. 0.5% or greater) change in either of two fair value triggers occurs. SSB will monitor the triggers on a daily basis as follows:

a)	The first trigger incorporates two Nikkei 225 futures contracts (Bloomberg codes: NIA Index and NXA Index). The former is the most recent contract trading in Singapore and the latter is the most recent contract trading in Chicago. The starting point for this trigger is 1:00 AM EST/2:00 AM EDT (or the print closest to 1am/2am) using the Singapore contract, and the closing point is measured at 4:00 PM EST/EDT (or the print closest to 4pm) using the Chicago contract.

The following chart details the appropriate triggers in the event one or more of the above markets is closed.

Singapore (NIA Index) / Chicago (NXA Index)
Japanese Stock Market	Open / Open	Open / Closed	Closed / Open	Closed / Closed
Open	NIA/NXA (from 1-2am to 4PM); 1-2am depending on Japanese close	GLOBEX S&P 500 (from Japanese close to 4 PM) - Symbol SPA Index or ESA Index	NXA (from 4AM to 4PM)	GLOBEX S&P 500 (from Japanese close to 4 PM) - Symbol SPA Index or ESA Index
Closed	NXA (from prior day’s 4PM to current 4PM)	GLOBEX S&P500 (from prior day’s 4PM to current 4PM) - Symbol SPA Index or ESA Index	NXA (from prior day’s 4PM to current 4PM)	GLOBEX S&P 500 (from prior day’s 4 PM to current 4 PM) - Symbol SPA Index or ESA Index

b)	The second trigger captures the move of the S&P 500 from 11:30 AM EST/EDT (1st print of the 11:30am SPX Index QR screen in Bloomberg) to 4:00 PM EST/EDT (Bloomberg SPX Index QR screen printed a few minutes past 4:00pm, but no later than 4:05pm).

Copies of the daily screen printouts used above in a) and b) will be maintained by SSB.

  SSB will call the GET (see Exhibit I for current list of contacts) by 4:15 PM EST/EDT to have them indicate whether or not FVM is to be activated. If both or either trigger is met, and the GET decides NOT to activate FVM, the GET will advise SSB not to activate FVM and will provide a reason for the decision that was made. SSB must document the reason in the ITG FVM Log sheet.

  The GET may also monitor the triggers throughout the course of the day as they perform their normal trading activities. Although SSB is responsible for monitoring the triggers, if the GET notices that the triggers have been met and SSB has not called to activate FVM by 4:30 PM EST/EDT, the GET may place a call to SSB to review the triggers and determine whether or not to activate FVM.

  When the GET determines that FVM is to be activated, SSB will do the following:

a)	Call Fund Treasury as soon as the decision to fair value is determined. SSB will also contact Fund Treasury if the decision is made not to fair value.

                                                               i.      Fund Treasury will then immediately contact the other service provider that services international funds (Bank of New York Mellon) to provide instructions as to whether or not to invoke Fair Value. Fund Treasury will maintain a log to track when the calls are received from SSB and when notification is provided to Bank of New York Mellon.

b)	Send an email to Fund Treasury confirming that FVM will be implemented for that day.

c)	Although Fair Valuation Worksheets are not required, SSB will be required to complete the ITG FVM log sheet on the day that the fair value procedure is activated. The GET will also keep a file of screen prints from their live market data sources to validate the implementation.

d)	The PAs will obtain the fair market value factors from ITG and proceed with adjusting the Post-Close Securities’ market values prior to determining the fund’s final net asset value (NAV) for the day.

e)	The PAs will prepare a schedule that details the following information:

                                                               i.      The market values for the Post-Close Securities (prior to adjustment);

                                                              ii.      The fair market value factors;

                                                            iii.      The market values adjusted for the FVM factor and

                                                            iv.      The fund’s net asset value (NAV) before and after the adjustment.

f)	The PAs will provide the schedule from (e) above the next business day to Fund Treasury and the appropriate portfolio manager.

Exceptions

The Valuation Committee approves, on an annual basis, a holiday calendar in which the FVM is to be utilized whether or not the above-mentioned triggers are met. On these days, the ITG fair value model will automatically be utilized and therefore the above procedures are not applicable.

Key Terms, Definitions, References

Portfolio Accountant (PA) – the mutual fund accounting service providers. The service providers include State Street Corp. (SSB) and Bank of New York Mellon (BNYM). Unless otherwise specified, this term applies to both service providers.

Approved by: /s/ Timothy G. Trebilcock Date: 05/12/09

Head of Trading

Approved by: /s/ Stephen F. Auth Date: 05/26/09

Chief Investment Officer- Equity

Approved by: /s/ John B. Fisher Date: 06/04/09

Senior Business Unit Manager - IM

Approved by: /s/ Richard A. Novak Date: 06/10/09

Senior Business Unit Manager-FFS

Approved by: /s/ Brian P. Bouda Date: 06/23/09

Compliance

Exhibit I

The current Global Equity Traders are Albert Ho and Vicky Del Principe-Dillon. In the event they are not available, Michael Perez (NY) or Diane Startari (PGH) from the Equity Trading Desk in Pittsburgh will be the backup.

The PA contacts are the following:

State Street

Sean Perkins	(617) 662-3698
David Helfer	(617) 662-3519
Jave Gladden	(617) 662-3530
Adam Siragusa	(617) 662-1627
James Eddy	(617) 662-3554
Central Pricing Phone	(617) 662-3099

Bank of New York Mellon (NYC)

James Goede	(212) 815-8102
Michael Benson	(212) 298-1477
Christopher Johnson	(212) 815-8078
Mike Minnetti	(212) 298-1396

Exhibit D deleted – See First Amendment, dated 3/1/11, effective 3/25/11

EXHIBIT D

COMPLIANCE PROCEDURES EXHIBIT

Federated Premier Intermediate Municipal Income Fund

Federated Premier Municipal Bond Fund

Compliance Procedures

1940 Act Preferred Shares Asset Coverage

Section 18(h) of the Investment Company Act of 1940

"Asset coverage" of a class of senior security of an issuer which is a stock means the ratio which the value of the total assets of such issuer, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of such issuer plus the aggregate of the involuntary liquidation preference of such class of senior security which is a stock. The involuntary liquidation preference of a class of senior security which is a stock shall be deemed to mean the amount to which such class of senior security would be entitled on involuntary liquidation of the issuer in preference to a security junior to it.

Frequency:	Monthly, as of the last business day of each month

Calculation: Determine whether the Asset Coverage is at least 200%

Total fund net assets	÷	Value of senior securities representing indebtedness
+ accrued unpaid dividends on pfd shs
+ liquidation preference on pfd shares		+ liquidation preference on pfd shs
+ value of senior securities representing indebtedness		+ accrued unpaid dividends on pfd shs
	=	Asset Coverage Percentage
> or = 200%	=	Fund Passes Test
< 200%	=	Fund Fails Test

Tolerance:

State Street Fund Administration (SSFA) will complete the test on a monthly basis and report the results of the test to Federated Investors Inc. Once SSFA has notified Federated of the test results, Federated may impose certain restrictions on trading.

Cure Period:

Should the Fund fail to maintain the 1940 Act Preferred Shares Asset Coverage as of a given Valuation Date (the last business day of each month), the cure date is as of the last business day of the month following such Valuation Date.

Preferred Shares Basic Maintenance Amount:

Frequency:	Monthly

Reporting Deadlines: As of the Closing Time (February 18, 2003), on a pro forma basis assuming the receipt of the net proceeds from the sale of the AMPS and using portfolio holdings and valuations as of the close of business on any day not more than six business days prior to the Closing Time (provided that the total net assets of the Fund as of the Closing Time have not declined by more than 5% or more from such valuation date). [Note: Compliance as of the Closing Time (using portfolio holdings and valuations as of the Closing Time) with the Investment Company Act Preferred Shares Asset Coverage is also required.

On the first business day after the date of original issue (i.e., February 18, 2003) of the preferred shares (by 5 pm ET); as of the close of business on original issue date

On the seventh business day after each monthly Valuation Date (by 5 pm ET), as of the Valuation Date
In instances of failure to satisfy Preferred Shares Basic Maintenance Amount as of any Valuation Date, on the seventh business day after the Preferred Shares Basic Maintenance Cure Date (Deadline = the 14th business day after the failure Valuation Date) (by 5 pm ET), as of the Preferred Shares Basic Maintenance Cure Date
On the seventh business day after the Fund has redeemed Common Shares (by 5 pm ET)
On the seventh business day after the ratio of the Discounted Value of (Fitch or Moody’s) Eligible Assets to the Preferred Shares Basic Maintenance Amount as of any monthly Valuation Date is less than or equal to 105% (by 5 pm ET) [Note: This adds nothing to the existing requirement to furnish a report as of each Valuation Date].
On the seventh business day after a request by Moody’s or Fitch (by 5pm ET), as of the date of such request
On the second business day prior to the first day of a Special Rate Period (by 11 am ET), as of the third business day prior to the first day of the Special Rate Period and assuming for purposes of the calculation that (a) the Maximum Rate is the Maximum Rate on such third business day as if such day were the Auction date for the proposed Special Rate Period and (b) the Moody’s and Fitch Discount Factors are determined by reference to an Exposure Period of 8 weeks.

Cure Period:

Should the Fund fail to satisfy the Preferred Shares Basic Maintenance Amount as of a given Valuation Date (the last business day of each month), the cure date is as of the seventh business day following such Valuation Date.

Calculation:

To ensure that the eligible assets (assets discounted based upon Fitch’s and Moody’s ratings, as described below) of the Fund are greater than the Fund’s basic maintenance amount (as described below). If the eligible assets are less than the basic maintenance amount, the Fund fails the test.

Basic Maintenance Amount (BMA):

The Fund’s basic maintenance amount is the sum of the following:

BMA Component	Calculation
1. Sum of:
              a.     Liquidation Value of the outstanding shares of preferred stock
The product of the number of Preferred Shares outstanding on the Valuation Date multiplied by the liquidation price of $25,000 (plus the product of the number of shares of any other series of preferred shares outstanding on such date multiplied by the liquidation preference of such shares) plus any redemption premium applicable to Preferred Shares (or other preferred shares) then subject to redemption	Number of preferred shares outstanding * liquidation price of preferred shares Federated to inform SSFA of any instance of a redemption premium.
              b.     Current period dividend exposure
The aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for Preferred Shares outstanding that follows such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding preferred shares to, but not including, the first respective dividend payment dates for such other shares that follow such Valuation Date)

For each series of preferred shares:

Number of preferred shares outstanding * $25,000 * Auction rate * (# of days in dividend period / 365 [if dividend period = 7 days or 360 [for all other dividend periods])

c. Projected dividend amount The aggregate amount of dividends that would accumulate on shares of each series of Preferred Shares

For each series of preferred shares:

# of preferred shares outstanding * $25,000 * Maximum Rate* Volatility Factor
* # of days from first Dividend Payment Date following Valuation Date through the 49th day after Valuation Date

365 [if dividend period = 7 days] or 360 [for all other dividend periods]
outstanding from such first respective Dividend Payment Date therefore through the 49th day after such Valuation Date,	Maximum rate= Rate Multiple (1.10 if prevailing rating is Aa3 or higher for Moody’s, and AA- or higher for Fitch) multiplied by (A) the “AA” Financial Composite Commercial Paper Rate (in the case of Minimum Rate Periods and Special Rate Periods of fewer than 183 Rate Period Days) or (B) the Treasury Bill Rate in the case of Special Rate Periods of more than 182 Rate Period Days but fewer than 365 Rate Period Days.
at the Maximum Rate (calculated as if such Valuation Date were the Auction Date for the Rate Period commencing on such Dividend Payment Date)

Federated to notify SSFA in case of :

▪  special rate period

▪  credit rating for preferred shares falls below Aa3 for Moody’s or AA- for Fitch

▪  if a Failure to Deposit occurs

▪  if all outstanding shares are subject to Submitted Hold Orders for a Minimum Rate Period of shares of such series to commence on such Dividend Payment Date, assuming, solely for purposes of the foregoing, that if on such Valuation Date the Fund shall have delivered a Notice of Special Rate Period to the Auction Agent with respect to shares of such series, such Maximum Rate shall be the higher of
i. the Maximum Rate for the Special Rate Period of shares of such series to commence on such Dividend Payment Date and
ii. the Maximum Rate for a Minimum Rate Period of shares of such series to commence on such Dividend Payment Date, multiplied by the greater of
iii. the Moody’s Volatility Factor (if Moody’s is then rating the Preferred Shares) and	SSFA will use a volatility rate of 2.75 for conservatism.
iv. the Fitch Volatility Factor (if Fitch is then rating the Preferred Shares) applicable to a Minimum Rate Period, or, in the event the Fund shall have delivered a Notice of Special Rate Period to the Auction Agent with respect to such shares of such series designating a Special Rate Period consisting of 56 Rate Period Days or more the greater of
v. the Moody’s Volatility Factor and
vi. Fitch Volatility Factor applicable to a Special Rate Period of that length
(plus the aggregate amount of dividends that would accumulate at the maximum dividend rate or rates on any other preferred stock outstanding from such respective dividend payment dates through the 56th day after such Valuation Date, as established by or pursuant to the respective statements supplementary establishing and fixing the rights and preferences of such other preferred shares), (except that if such Valuation Date occurs at a time when a Failure to Deposit (or, in the case of preferred stock other than Preferred Shares, a failure similar to a Failure to Deposit) has occurred that has not been cured, the dividend for purposes of calculation would accumulate at the current dividend rate then applicable to the shares in respect of which such failure has occurred and for those days during the period described in this subparagraph (C) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect (or, in the case of preferred shares other than Preferred Shares, in respect of which the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect), the dividend for purposes of calculation would accumulate at such Applicable Rate (or other rate or rates, as the case may be) in respect of those days)
d. The amount of anticipated expenses of the Fund for the 90 days subsequent to such Valuation Date.	Current daily expense accrual * 90 days

e.        The amount of the Fund’s Maximum Potential Gross-up Payment Liability
in respect of Preferred Shares (and similar amounts payable in respect of other preferred shares, as of such Valuation Date.

MAXIMUM POTENTIAL GROSS-UP PAYMENT LIABILITY as of any Valuation Date, shall mean the aggregate amount of Gross-up Payments that would be due if the Fund were to make Taxable Allocations, with respect to any taxable year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Fund, as of the end of the calendar month immediately preceding such Valuation Date, and assuming such Gross-up Payments are fully taxable.

Federated to inform SSFA if such situation exists. Estimated taxable distribution (capital gain + taxable income) to preferred shares * 38.6% federal tax.
f. The amount of any indebtedness or obligations of the Fund senior in right of payment to the Preferred Shares; and	Federated to inform SSFA if such situation exists.

g.        The aggregate par value of outstanding TOB Floaters issued by a TOB, to the extent that the fund holds the TOB Inverse Floaters issues by such TOB; and

h.       Any current liabilities as of such Valuation Date to the extent not reflected in any of 1a through 1f (including, without limitation, any payables for Municipal Obligations purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions)

Liabilities from the trial balance.

     2.   LESS:
the face value of
(i.e., for purposes of current Moody’s guidelines,

              a.     cash,

              b.     short-term Municipal Obligations rated MIG-1, VMIG-1 or P-1, and

               c.     short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of 1a through 1g become payable, otherwise the Moody’s Discounted Value)

of any of the Fund’s assets irrevocably deposited by the Fund for the payment of any of 1a through 1g

Less: The value of any of the Fund’s assets irrevocably deposited by the Fund for the payment of any of 1a through 1g.

FITCH

Fitch Eligible Assets:
Eligible Asset Component	Calculation
1. Cash,	Cash per trial balance
2. Receivables for Municipal Obligations Sold 3. Unrealized Gain from Hedging Transactions

Receivable for Municipal Obligations Sold per trial balance. Ensure that the receivables are due to settle within five business days of the Valuation Date.

Unrealized Gain from Hedging Transactions’ shall mean, as of any Valuation Date, (1) in the case of a swap contract (including total return swaps and interest rate swaps), the amount, if any, that the Fund would receive if the swap contract were terminated as of the Valuation Date, (2) in the case of an interest rate futures contract, the amount, if any, that the Fund would receive if it were to eliminate its open futures position as of the Valuation Date by entering into an offsetting contract of the same specifications or (3) in the case of an option on interest rate futures contracts, the Market Value thereof as of the Valuation Date. For the purpose of determining the Discounted Value of any Unrealized Gain from Hedging Transactions, (i) unrealized gain from a swap contract shall be treated in the same manner as a Municipal Obligation, except that the issuer rating assigned to the swap counterparty shall be used, and (ii) unrealized gain from an interest rate futures contract or an option on interest rate futures contracts shall be deemed to have a rating of A by Fitch. The amount of any unrealized loss from hedging transactions as of any Valuation Date shall be treated as a reduction to Fitch Eligible Assets.

4. Municipal Obligation including TOBs that
a. Pays interest in cash,	Federated to inform SSFA in any instance where interest is not paid in cash.
b. Does not have its Fitch rating suspended by Fitch, and	Federated to inform SSFA in any instance where Fitch’s ratings have been suspended.
c. Is part of an issue of Municipal Obligations of at least $10,000,000	Issuer size from Bloomberg will be used to determine eligibility. SSFA to perform the analysis based on cusip and notify Federated of any issues below $10,000,000. Federated will determine and communicate to SSFA whether or not the cusip is part of an overall issue of at least $10,000,000.

For purposes of applying the following requirements for Single Issuer Concentration, State Concentration and applying the applicable Fitch Discount Factor:

     1.   If a Municipal Obligation is not rated by Fitch but is rated by Moody’s and S&P, such Municipal Obligation (excluding short-term Municipal Obligations) will be deemed to have the Fitch rating which is the lower of the Moody’s and S&P rating.

     2.   If a Municipal Obligation is not rated by Fitch but is rated by Moody’s or S&P, such Municipal Obligation (excluding short-term Municipal Obligations) will be deemed to have such rating.

SSFA will obtain ratings from Bloomberg for new buys and for the entire portfolio monthly.

A. Single Issuer Concentration:
1. Municipal Obligations issued by any one issuer and rated BB or lower, or not rated, may comprise no more than 4% of total Fitch Eligible Assets.	For purposes of identifying single issuers, the first six digits of the municipal security’s cusip will be considered the issuer identifier. It is possible that the six digit cusip may represent a conduit rather than the true issuer. Therefore, if any issuer exceeds the set limit, SSFA will research the true issuer on Bloomberg and notify Federated.
2. The total amount identified in item 1 (above), together with any Municipal Obligations issued by the same issuer and rated BBB by Fitch may comprise no more than 6% of total Fitch Eligible Assets.
3. The total amount identified in item 2 (above) together with any Municipal Obligations issued by the same issuer and rated A by Fitch may comprise no more than 10% of total Fitch Eligible Assets.
4. The total amount identified in item 3 (above) together with any Municipal Obligations issued by the same issuer and rated AA by Fitch may comprise no more than 20% of total Fitch Eligible Assets.

For purposes of the calculations in items 1 – 4 (above), any Municipal Obligation backed by the guaranty, letter of credit or insurance issued by a third party shall be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such Municipal Obligations; and any Municipal Obligation for which the nominal issuer is a conduit for a third party the obligations of which are the sole source of revenues for the payment of such Municipal Obligation shall be deemed to be issued by such third party.

For purposes of this test, SSFA will assume that the rating provided by Bloomberg is for the obligation AND based solely on the underlying credit enhancement, unless information is supplied by Federated.
B. State Concentration:
1. Municipal Obligations issued by issuers located within a single state or territory and rated BB or lower or not rated may comprise no more than 12% of total Fitch Eligible Assets.
2. The total amount identified in item 1 (above), together with any Municipal Obligations issued by issuers located within the same state or territory and rated BBB by Fitch may comprise no more than 20% of total Fitch Eligible Assets.
3. The total amount identified in item 2 (above) together with any Municipal Obligations issued by issuers located within the same state or territory and rated A by Fitch may comprise no more than 40% of total Fitch Eligible Assets.
4. The total amount identified in item 3 (above) together with any Municipal Obligations issued by issuers located within the same state or territory and rated AA by Fitch may comprise no more than 60% of total Fitch Eligible Assets.

For purposes of applying the foregoing requirements for Single Issuer Concentration and State Concentration:

1.       Eligible Assets shall be calculated without including cash; and

2.       Municipal Obligations rated F1 by Fitch or, if not rated by Fitch, rated MIG-1, VMIG-1 or P-1 by Moody's; or, if not rated by Moody's, rated A-1+/AA or SP-1+/AA by S&P shall be considered to have a long-term rating of A.

Adjustments to Fitch’s Eligible Assets for Futures, Options and Forward Commitments:
     1.   For purposes of determining whether the Fund has Fitch Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount,

the Discounted Value of Fitch Eligible Assets which the Fund is obligated to deliver or receive pursuant to an outstanding option shall be as follows:
a. assets subject to call options written by the Fund which are either exchange-traded and “readily reversible” or which expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of:

SSFA will test whether the written call options expire within 49 days after the Valuation Date.

If the 49 day limit test is not passed, SSFA will contact Federated to determine whether the written call options are exchange-traded and “readily reversible”.

i. Discounted Value and
ii. the exercise price of the call option written by the Fund;
b. assets subject to call options written by the Fund not meeting the requirements of clause (a) of this sentence shall have no value;
c. assets subject to put options written by the Fund shall be valued at the lesser of:
i. the exercise price and ii. the Discounted Value of the subject security; and
d. where delivery may be made to the Fund with any security of a class of securities, the Fund shall assume it will take delivery of the security with the lowest Discounted Value.	Federated to inform SSFA of the various securities of the class of securities if such situation exists.
     2.   For purposes of determining whether the Fund has Fitch Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount,

the following amounts shall be subtracted from the aggregate Discounted Value of the Fitch Eligible Assets held by the Fund:
a. 10% of the exercise price of a written call option;
b. the exercise price of any written put option;
c. the settlement price of the underlying futures contract if the Fund writes put options on a futures contract
d. 105% of the Market Value of the underlying futures contracts if the Fund writes call options on a futures contract and does not own the underlying contract.
     3.   For purposes of determining whether the Fund has Fitch Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount,

the Discounted Value of Forward Commitments will be the Discounted Value as calculated by applying the respective Fitch Discount Factor.

Discounting Fitch’s Assets: Once the above procedures have been performed, determine the discounted market value for each security. Discount each security as follows:

RATING CATEGORY

EXPOSURE PERIOD	AAA*	AA*	A*	BBB*	F1**	UNRATED***
7 weeks	151%	159%	166%	173%	136%	225%
8 weeks or less but greater than 7 weeks	154%	161%	168%	176%	137%	231%
9 weeks or less but greater than 8 weeks	158%	163%	170%	177%	138%	240%

*	Fitch rating.
**	Municipal Obligations rated F2 by Fitch, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.
***	Municipal Obligations rated less than BBB by Fitch or unrated.

Notwithstanding the foregoing:

1. The Fitch Discount Factor for short-term Municipal Obligations will be 115%, so long such Municipal Obligations are rated at least F2 by Fitch (or, if not rated by Fitch,

              a.     Rated at least MIG-1, VMIG-1 or P-1 by Moody’s

              b.     Rated at least A-1+ or SP-1 by S&P;or

               c.     Unrated securities that have been refunded or escrowed to maturity with 100% Government securities as defined in the 1940 Act and as designated by a NRMSIR)

and mature or have a demand feature at par exercisable in 30 days or less,

2. The Fitch Discount Factor with respect to the tax-exempt security or securities underlying the TOB shall be the percentage determined by reference to the rating on such tax-exempt security or securities, multiplied by a fraction, the numerator of which is one, and the denominator of which is one plus 10% and
3. Except as provided in clause 2 above, no Fitch Discount Factor will be applied to cash or to Receivables for Municipal Obligations Sold.

When the Fund sells a Municipal Obligation and agrees to repurchase such Municipal Obligation at a future date, such Municipal Obligation shall be valued at its Discounted Value for purposes of determining Fitch Eligible Assets, and the amount of the repurchase price of such Municipal Obligation shall be included as a liability for purposes of calculating the Preferred Shares Basic Maintenance Amount.

When the Fund purchases a Fitch Eligible Asset and agrees to sell it at a future date, such Fitch Eligible Asset shall be valued at the amount of cash to be received by the Fund upon such future date, provided that the counterparty to the transaction has a long-term debt rating of at least A by Fitch and the transaction has a term of no more than 30 days; otherwise, such Fitch Eligible Asset shall be valued at the Discounted Value of such Fitch Eligible Asset.

Any municipal obligation that has been refunded or escrowed to maturity as designated by a NRMSIR shall in all circumstances be treated as a Fitch Eligible Asset rated AAA by Fitch; and shall not constitute “Other Securities” for the purposes of this statement.

Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset for purposes of determining the Preferred Shares Basic Maintenance Amount to the extent it is

     1.   subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, “Liens”), except for

              a.     Liens which are being contested in good faith by appropriate proceedings and which Fitch (if Fitch is then rating the Preferred Shares) has indicated to the Fund will not affect the status of such asset as a Fitch Eligible Asset,

              b.     Liens for taxes that are not then due and payable or that can be paid thereafter without penalty,

               c.     Liens to secure payment for services rendered or cash advanced to the Fund by the Fund’s investment adviser, custodian or the Auction Agent,

              d.     Liens by virtue of any repurchase agreement, and

               e.     Liens in connection with any futures margin account or swap account; or

     2.   deposited irrevocably for the payment of any liabilities.

SSFA will assume this paragraph is not applicable unless information is provided by Federated.

MOODY’S

Moody’s Eligible Assets:
Eligible Asset Component	Calculation
1. Cash,	Cash per trial balance
2. Receivables for Municipal Obligations Sold 3. Unrealized Gain from Hedging Transactions

Receivable for Municipal Obligations Sold per trial balance. Ensure that the receivables are due to settle within five business days of the Valuation Date.

Unrealized Gain from Hedging Transactions’ shall mean, as of any Valuation Date, (1) in the case of a swap contract (including total return swaps and interest rate swaps), the amount, if any, that the Fund would receive if the swap contract were terminated as of the Valuation Date, (2) in the case of an interest rate futures contract, the amount, if any, that the Fund would receive if it were to eliminate its open futures position as of the Valuation Date by entering into an offsetting contract of the same specifications or (3) in the case of an option on interest rate futures contracts, the Market Value thereof as of the Valuation Date. For the purpose of determining the Discounted Value of any Unrealized Gain from Hedging Transactions, (i) unrealized gain from a swap contract shall be treated in the same manner as a Municipal Obligation, except that the issuer rating assigned to the swap counterparty shall be used, and (ii) unrealized gain from an interest rate futures contract or an option on interest rate futures contracts shall be deemed to have a rating of A by Moody’s. The amount of any unrealized loss from hedging transactions as of any Valuation Date shall be treated as a reduction to Moody’s Eligible Assets.

4. Municipal Obligation Including TOBs that
a. Pays interest in cash,	Federated to inform SSFA in any instance where interest is not paid in cash.
b. Does not have its Moody’s rating suspended by Moody’s, and	Federated to inform SSFA in any instance where Moody’s ratings have been suspended.
c. Is part of an issue of Municipal Obligations of at least $10,000,000	Issuer size from Bloomberg will be used to determine eligibility. SSFA to perform the analysis based on cusip and notify Federated of any issues below $10,000,000. Federated will determine and communicate to SSFA whether or not the cusip is part of an overall issue of at least $10,000,000.

For purposes of applying the following requirements for Single Issuer Concentration, State Concentration and applying the applicable Moody’s Discount Factor, except as the Fund is otherwise advised in writing by Moody’s:

     1.   if a Municipal Obligation is not rated by Moody’s but is rated by Fitch and S&P, such Municipal Obligation (excluding short-term Municipal Obligations) will be deemed to have the Moody’s rating which equivalent to the lower of the Fitch and S&P ratings;

     2.   if a Municipal Obligation is not rated by Moody's but is rated by Fitch or S&P, such Municipal Obligation (excluding short-term Municipal Obligations) will be deemed to have the Moody’s equivalent of such rating.

SSFA will obtain ratings from Bloomberg for new buys daily and for the entire portfolio weekly. Federated to inform SSFA in any instance where the Fund is advised in writing by Moody’s that the foregoing does not apply to a Municipal Obligation held by the Fund

A. Single Issuer Concentration:
1. Municipal Obligations issued by any one issuer and rated Ba or lower by Moody’s or not rated by Moody’s may comprise no more than 4% of total Moody’s Eligible Assets.	For purposes of identifying single issuers, the first six digits of the municipal security’s cusip will be considered the issuer identifier. It is possible that the six digit cusip may represent a conduit rather than the true issuer. Therefore, if any issuer exceeds the set limit, SSFA will research the true issuer on Bloomberg and notify Federated.
2. The total amount identified in item 1 (above), together with any Municipal Obligations issued by the same issuer and rated Baa by Moody’s may comprise no more than 6% of total Moody’s Eligible Assets.
3. The total amount identified in item 2 (above) together with any Municipal Obligations issued by the same issuer and rated A by Moody’s may comprise no more than 10% of total Moody’s Eligible Assets.
4. The total amount identified in item 3 (above) together with any Municipal Obligations issued by the same issuer and rated Aa by Moody’s may comprise no more than 20% of total Moody’s Eligible Assets.
For purposes of the calculations in items 1 – 4 (above), any Municipal Obligation backed by the guaranty, letter of credit or insurance issued by a third party shall be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such Municipal Obligations; and any Municipal Obligation for which the nominal issuer is a conduit for a third party the obligations of which are the sole source of revenues for the payment of such Municipal Obligation shall be deemed to be issued by such third party.	For purposes of this test, SSFA will assume that the rating provided by Bloomberg is for the obligation AND NOT based solely on the underlying credit enhancement, unless information is supplied by Federated.
B. State Concentration:
1. Municipal Obligations issued by issuers located within a single state or territory and rated Ba or lower by Moody’s or not rated by Moody’s may comprise no more than 12% of total Moody’s Eligible Assets.
2. The total amount identified in item 1 (above), together with any Municipal Obligations issued by issuers located within a single state or territory and rated Baa by Moody’s may comprise no more than 20% of total Moody’s Eligible Assets.

     3.   The total amount identified in item 2 (above) together with any Municipal Obligations issued by issuers located within a single state or territory and rated A by Moody’s may comprise no more than 40% of total Moody’s Eligible Assets.

4. The total amount identified in item 3 (above) together with any Municipal Obligations issued by issuers located within a single state or territory and rated Aa by Moody’s may comprise no more than 60% of total Moody’s Eligible Assets.

For purposes of applying the foregoing requirements for Single Issuer Concentration and State Concentration:

1.       Eligible Assets shall be calculated without including cash; and

2.       Municipal Obligations rated MIG-1, VMIG- 1 or P-1 by Moody’s or, if not rated by Moody's, rated A-1+/AA or SP-1+/AA by S&P, or if not rated by S&P, rated F1 by Fitch, shall be considered to have a long-term rating of A.

Adjustments to Moody’s Eligible Assets for Futures, Options and Forward Commitments:
     1.   For purposes of determining whether the Fund has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount,

the Discounted Value of Moody’s Eligible Assets which the Fund is obligated to deliver or receive pursuant to an outstanding option shall be as follows:

              a.     assets subject to call options written by the Fund which are either exchange-traded and “readily reversible” or which expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of:

SSFA will test whether the written call options expire within 49 days after the Valuation Date.

If the 49 day limit test is not passed, SSFA will contact Federated to determine whether the written call options are exchange-traded and

“readily reversible”.

i. Discounted Value and
ii. the exercise price of the call option written by the Fund;
b. assets subject to call options written by the Fund not meeting the requirements of clause (A) of this sentence shall have no value;
c. assets subject to put options written by the Fund shall be valued at the lesser of:
i. the exercise price and ii. the Discounted Value of the subject security; and
d. where delivery may be made to the Fund with any security of a class of securities, the Fund shall assume it will take delivery of the security with the lowest Discounted Value.	Federated to inform SSFA of the various securities of the class of securities if such situation exists.
     2.   For purposes of determining whether the Fund has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount,

the following amounts shall be subtracted from the aggregate Discounted Value of the Moody’s Eligible Assets held by the Fund:
a. 10% of the exercise price of a written call option;
b. the exercise price of any written put option;
c. the settlement price of the underlying futures contract if the Fund writes put options on a futures contract; and
d. 105% of the Market Value of the underlying futures contracts if the Fund writes call options on a futures contract and does not own the underlying contract.
     3.   For purposes of determining whether the Fund has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of all Forward Commitments will be the Discounted Value as calculated by applying the respective Moody’s Discount Factor.

Discounting Moody’s Assets: Once the above procedures have been performed, determine the discounted market value for each security. Discount each security as follows:

RATING CATEGORY

EXPOSURE PERIOD	Aaa*	Aa*	A*	Baa*	(V)MIG-1**	UNRATED***
7 weeks.	151%	159%	166%	173%	136%	225%
8 weeks or less but greater than 7 weeks	154%	161%	168%	176%	137%	231%
9 weeks or less but greater than 8 weeks	158%	163%	170%	177%	138%	240%

____________________

*	Moody’s rating (or, if not rated by Moody’s, see above) .
**	Municipal Obligations rated MIG-1 or VMIG-1 (or, if not rated by Moody's, see above), which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.
***	Municipal Obligations rated less than Baa3 by Moody’s (or, if not rated by Moody's, see above) or unrated. Securities rated below Baa by Moody’s (or, if not rated by Moody’s, see above) and unrated securities, which are securities rated by neither Moody’s, S&P or Fitch, may not exceed 10% of Moody’s Eligible Assets.

Notwithstanding the foregoing:

1. Except as provided in clause 2 below, the Moody’s Discount Factor for short-term Municipal Obligations will be 115%, so long as such Municipal Obligations are rated at least MIG-1, VMIG-1 or P-1 by Moody’s (or unrated securities that have been refunded or escrowed to maturity by 100% Government securities as defined in the 1940 Act and designated by a NRMSIR) and mature or have a demand feature at par excercisable in 30 days or less 125% as long as such Municipal Obligations are rated at least F1 by Fitch or at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable in 30 days or less
2. The Moody’s Discount Factor with respect to the tax-exempt security or securities underlying a TOB shall be the percentage determined by reference to the rating on such tax-exempt security or securities, and
3. Except as provided in clause 2 above, no Moody’s Discount Factor will be applied to cash or to Receivables for Municipal Obligations Sold.

When the Fund sells a Municipal Obligation and agrees to repurchase such Municipal Obligation at a future date, such Municipal Obligation shall be valued at its Discounted Value for purposes of determining Moody’s Eligible Assets and the amount of the repurchase price of such Municipal Obligation shall be included as a liability for purposes of calculating the Preferred Shares Basic Maintenance Amount.

When the Fund purchases a Moody’s Eligible Asset and agrees to sell it at a future date, such Moody’s Eligible Asset shall be valued at the amount of cash to be received by the Fund upon such future date, provided that the counterparty to the transaction has a long-term debt rating of at least A2 from Moody’s and the transaction has a term of no more than 30 days; otherwise, such Moody’s Eligible Asset shall be valued at the Discounted Value of such Moody’s Eligible Asset.

Any municipal obligation that has been refunded or escrowed to maturity as designated by a NRMSIR shall in all circumstances be treated as a Moody’s Eligible Asset rated Aaa by Moody’s; and shall not constitute “Other Securities” for the purposes of this statement.

Notwithstanding the foregoing, an asset will not be considered a Moody’s Eligible Asset for purposes of determining the Preferred Shares Basic Maintenance Amount to the extent it is

     1.   subject to any Liens, except for

              a.     Liens which are being contested in good faith by appropriate proceedings and which Moody’s (if Moody’s is then rating the Preferred Shares) has indicated to the Fund will not affect the status of such asset as a Moody’s Eligible Asset,

              b.     Liens for taxes that are not then due and payable or that can be paid thereafter without penalty,

               c.     Liens to secure payment for services rendered or cash advanced to the Fund by the Fund’s investment adviser, custodian or the Auction Agent,

              d.     Liens by virtue of any repurchase agreement, and

               e.     Liens in connection with any futures margin account or swap contract; or

     2.   deposited irrevocably for the payment of any liabilities.

SSFA will assume this paragraph is not applicable unless information is provided by Federated.

EXHIBIT E

REMOTE ACCESS SERVICES ADDENDUM

REMOTE ACCESS SERVICES ADDENDUM

TO

FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

ADDENDUM to that certain Financial Administration and Accounting Services Agreement dated as of March 1, 2011 (the “Services Agreement”) between each of the investment companies listed on Exhibit A to the Services Agreement (the “Customer”) and State Street Bank and Trust Company, including its subsidiaries and affiliates (“State Street”). This Addendum is several and not joint by Customer.

State Street has developed and utilizes proprietary accounting and other systems in conjunction with the services that State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership that it makes available to its customers (the “Remote Access Services”).

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties who agree to abide by the terms of this Addendum (“Authorized Designees”) with access to State Street proprietary systems as may be offered from time to time (the “System”) on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security devices and procedures as may be issued or required from time to time by State Street for use of the System and access to the Remote Access Services. The Customer is responsible for any use and/or misuse of the System and Remote Access Services by its Authorized Designees. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street and State Street may restrict access of the System and Remote Access Services by the Customer or any Authorized Designee for security reasons or noncompliance with the terms of this Addendum at any time.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary and intellectual property rights of State Street related thereto are the exclusive, valuable and confidential proprietary property of State Street and its relevant licensors (the “Proprietary Information”). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street’s databases, including data from third-party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street’s customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way, enhance, copy, or otherwise create derivative works based upon the System, nor will the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided “AS IS” without warranty express or implied including as to availability of the System, and the Customer and its Authorized Designees shall be solely responsible for the use of the System and Remote Access Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall any party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party’s control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at its option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to or use of the State Street proprietary systems by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding, cooperates with State Street in the defense of such claim or proceeding and allows State Street sole control over such claim or proceeding. Should the State Street proprietary systems or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street’s sole option, to (i) procure for the Customer the right to continue using the State Street proprietary systems, (ii) replace or modify the State Street proprietary systems so that the State Street proprietary systems becomes noninfringing with no material loss of functionality or (iii) terminate this Addendum without further obligation. This section constitutes the sole remedy to the Customer for the matters described in this section.

Termination

Either party to the Services Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days’ prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days’ notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of any service agreement applicable to the Customer. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees and immediately cease access to the System and Remote Access Services. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum constitutes the entire understanding of the parties to the Services Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Services Agreement, the Customer accepts responsibility for its and its Authorized Designees’ compliance with the terms of this Addendum. The Customer indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.

FIRST AMENDMENT TO

FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS FIRST AMENDMENT TO FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT (“Amendment”) is by and between each of the investment companies listed on Exhibit A to the Agreement, as defined below (each, a “Trust”), and State Street Bank and Trust Company (“State Street”).

W I T N E S S E T H:

WHEREAS, the Trusts and State Street are parties to that certain Financial Administration and Accounting Services Agreement (the “Agreement”) dated March 1, 2011;

WHEREAS, each Trust is registered as a management investment company under the Investment Company Act of 1940, as amended; and

WHEREAS, the Trusts and State Street desire to amend the Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Exhibit A to the Agreement is hereby amended and updated to delete the following Funds, effective March 25, 2011:

•	Federated Municipal Ultrashort Fund, a portfolio of Federated Fixed Income Securities, Inc.
•	Federated Premier Municipal Income Fund
•	Federated Premier Intermediate Municipal Income Fund
•	Federated Short-Intermediate Duration Municipal Trust,
•	Federated Muni and Stock Advantage Fund, a portfolio of Federated Income Securities Trust
•	Federated International Bond Fund, a portfolio of Federated International Series, Inc.
•	Federated International Bond Strategy Portfolio, a portfolio of Federated Managed Pool Series
•	Federated Emerging Market Debt Fund, a portfolio of Federated World Investment Series, Inc.
•	Federated Prudent DollarBear Fund, a portfolio of Federated Income Securities Trust
•	Federated InterContinental Fund, a portfolio of Federated Equity Funds
•	Federated International Leaders Fund, a portfolio of Federated World Investment Series, Inc.
•	Federated International Small-Mid Company Fund, a portfolio of Federated World Investment Series, Inc.
•	Federated International Strategic Value Dividend Fund, a portfolio of Federated Equity Funds
2.	The Agreement is hereby further amended and updated to delete Sections III. A. 9, 10 and 11 and Section III. B. 1. d., effective March 25, 2011.
3.	The Agreement shall remain in full force and effect as amended by this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of March 25, 2011.

On behalf of each of the Funds indicated on Exhibit A of the Financial Administration and Accounting Services Agreement, as amended from time to time

By: /s/ Richard A. Novak

Title: Treasurer

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers

Title: Executive Vice President

Amendment to Financial Administration

and Accounting Services Agreement

This Amendment to Financial Administration and Accounting Services Agreement (this “Amendment”) is dated as of March 1, 2015, by and among each of the investment companies listed on Exhibit A hereto (each, a “Trust”) and State Street Bank and Trust Company (“State Street”).

RECITALS

WHEREAS, the Trusts and State Street are parties to a certain Financial Administration and Accounting Services Agreement, dated as of March 1, 2011 (such agreement, together with all exhibits, schedules, and any other documents executed or delivered in connection therewith, the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.	Amendments. The Agreement is hereby amended as follows:

(a)                The first sentence of Section XV.A of the Agreement is deleted in its entirety and replaced as follows:

“A. Term. This Agreement shall become effective as of March 1, 2015 and shall remain in full force and effect for a period of four (4) years from the effective date (the “Initial Term”) and shall automatically continue in full force and effect after such Initial Term unless either party terminates this Agreement by written notice to the other party at least six (6) months prior to the expiration of the Initial Term.”

(b)               The first paragraph of Section XVI. of the Agreement is deleted in its entirely and replaced as follows:

“State Street shall receive from the Trust such compensation for its services provided pursuant to this Agreement as may be agreed to from time to time as set forth in the fee schedule between, and agreed upon by, the parties (the “Fee Schedule”). The parties shall review the existing Fee Schedule and an appropriate adjustment to the fee, if any, shall be negotiated by the parties within ninety (90) days in the event that (i) there is a substantial change in the number or mix of types of funds, other than a change resulting from the merging or closing of funds in the normal course of business; (ii) new types of funds are offered; or (iii) there are material modifications or changes to the service delivery requirements.”

(c)                Section X of the Agreement is hereby amended to amend the notice address to State Street, as follows:

“STATE STREET BANK AND TRUST COMPANY

1 Iron Street

Boston, MA 02210

Attention: Michael E. Hagerty, Senior Vice President, Mailstop CCB0700

Telephone: 617-662-3630

Facsimile: 617-662-3690

with a copy to:

STATE STREET BANK AND TRUST COMPANY

Legal Division – Global Services Americas

P.O. Box 5049

Boston, MA 02206-5039

Attention: Senior Vice President and Senior Managing Counsel

(d)               Exhibit A to the Agreement is deleted in its entirety and replaced with the attached Exhibit A.

2.                  No Other Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

3.                  Governing Law. This Amendment shall be deemed to have been made in The Commonwealth of Massachusetts and shall be governed by and construed under and in accordance with the laws of the Commonwealth of Massachusetts without giving effect to its conflict of laws principles and rules.

4.                  This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Financial Administration and Accounting Services Agreement to be executed as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers

Name: Michael F. Rogers

Title: Executive Vice President

EACH OF THE INVESTMENT COMPANIES

LISTED ON EXHIBIT A ATTACHED HERETO

By: /s/ Lori A. Hensler

Name: Lori A. Hensler

Title: Treasurer

EXHIBIT A

TO THE FINANCIAL ADMINISTRATION ACCOUNTING AND

SERVICES AGREEMENT

(Updated as of March 1, 2015)

Edward Jones Money Market Fund

Federated Adjustable Rate Securities Fund

Federated Equity Income Fund, Inc.

Federated Global Allocation Fund

Federated Government Income Securities, Inc.

Federated Government Income Trust

Federated High Income Bond Fund, Inc.

Federated High Yield Trust

Federated Total Return Government Bond Fund

Federated U.S. Government Securities Fund: 1-3 Years

Federated U.S. Government Securities Fund: 2-5 Years

Cash Trust Series, Inc.:

Federated Government Cash Series

Federated Municipal Cash Series

Federated Prime Cash Series

Federated Treasury Cash Series

Federated Core Trust:

Federated Bank Loan Core Fund

Federated Mortgage Core Portfolio

High Yield Bond Portfolio

Federated Core Trust II, L.P.

Emerging Markets Fixed Income Core Fund

Federated Core Trust III:

Federated Project and Trade Finance Core Fund

Federated Equity Funds:

Federated Clover Small Value Fund

Federated Clover Value Fund

Federated Kaufmann Fund

Federated Kaufmann Large Cap Fund

Federated Kaufmann Small Cap Fund

Federated MDT Mid Cap Growth Strategies Fund

Federated Managed Risk Fund

Federated Managed Volatility Fund

Federated Prudent Bear Fund

Federated Strategic Value Dividend Fund

Federated Fixed Income Securities, Inc.:

Federated Strategic Income Fund

Federated Income Securities Trust:

Federated Capital Income Fund

Federated Floating Rate Strategic Income Fund

Federated Fund for U.S. Government Securities

Federated Intermediate Corporate Bond Fund

Federated Real Return Bond Fund

Federated Short-Term Income Fund

Federated Index Trust:

Federated Max-Cap Index Fund

Federated Mid-Cap Index Fund

Federated Institutional Trust:

Federated Government Ultrashort Duration Fund

Federated Institutional High Yield Bond Fund

Federated Short-Intermediate Total Return Bond Fund

Federated Insurance Series:

Federated Managed Tail Risk Fund II

Federated Fund for U.S. Government Securities II

Federated High Income Bond Fund II

Federated Kaufmann Fund II

Federated Managed Volatility Fund II

Federated Prime Money Fund II

Federated Quality Bond Fund II

Federated Investment Series Funds, Inc.:

Federated Bond Fund

Federated Managed Pool Series:

Federated Corporate Bond Strategy Portfolio

Federated High-Yield Strategy Portfolio

Federated Managed Volatility Strategy Portfolio

Federated Mortgage Strategy Portfolio

Federated MDT Series:

Federated MDT All Cap Core Fund

Federated MDT Balanced Fund

Federated MDT Large Cap Growth Fund

Federated MDT Small Cap Growth Fund

Federated MDT Small Cap Core Fund

Federated Total Return Series, Inc.:

Federated Mortgage Fund

Federated Total Return Bond Fund

Federated Ultrashort Bond Fund

Money Market Obligations Trust:

Federated Automated Cash Management Trust

Federated California Municipal Cash Trust

Federated Connecticut Municipal Cash Trust

Federated Florida Municipal Cash Trust

Federated Georgia Municipal Cash Trust

Federated Government Obligations Fund

Federated Liberty U.S. Government Money Market Trust

Federated Massachusetts Municipal Cash Trust

Federated Master Trust

Federated Michigan Municipal Cash Trust

Federated Minnesota Municipal Cash Trust

Federated Money Market Management

Federated Municipal Obligations Fund

Federated New Jersey Municipal Cash Trust

Federated New York Municipal Cash Trust

Federated North Carolina Municipal Cash Trust

Federated Ohio Municipal Cash Trust

Federated Pennsylvania Municipal Cash Trust

Federated Prime Cash Obligations Fund

Federated Prime Obligations Fund

Federated Prime Value Obligations Fund

Federated Tax-Free Obligations Fund

Federated Tax-Free Trust

Federated Treasury Obligations Fund

Federated Trust for U.S. Treasury Obligations

Federated Virginia Municipal Cash Trust

Tax-Free Money Market Fund